                                                                     Exhibit 3.1

                   The Commonwealth of Massachusetts

                        MICHAEL JOSEPH CONNELLY           FEDERAL IDENTIFICATION
                           Secretary of State                NO. 04-2814792
                ONE ASHBURTON PLACE, BOSTON, MASS 02108

                   RESTATED ARTICLES OF ORGANIZATION

                 GENERAL LAWS, CHAPTER 156B, SECTION 74

     This certificate must be submitted to the Secretary of the Commonwealth within sixty days after the date of the vote of stockholders adopting the restated articles of organization. The fee for filing this certificate is prescribed by General Laws, Chapter 156B. Section 114. Make check payable to the Commonwealth of Massachusetts.

                                   ---------

     We,  Eric R. Giler                                          , President and
          David W. Duehren                                            , Clerk of


                          Brooktrout Technology, Inc.
--------------------------------------------------------------------------------
                             (Name of Corporation)

located at 144 Gould Street, Needham, MA 02192
do hereby certify that the following restatement of the articles of organization of the corporation was duly adopted at a meeting held on August 25, 1992, by vote of 3,064,029 shares of Common Stock out of 3,196,353 shares outstanding, 1,066,667 shares of Series A Preferred Stock out of 1,066,667 shares
outstanding, and                  shares of out of
shares outstanding, being at least two-thirds of each class of stock outstanding and entitled to vote and of each class or series of stock adversely affected thereby: -

     1.   The name by which the corporation shall be known is: -

               Brooktrout Technology, Inc.

     2.   The purposes for which the corporation is formed are as follows: -

               To engage in the development, manufacture and distribution of digital signal processing devices; and

               To engage in and carry out any other business or other activity permitted to a corporation organized under Chapter 156B of the Massachusetts General Laws, whether or not referred to in the preceding paragraph.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on separate 8 1/2 x 11 sheets of paper leaving a left hand margin of at least 1 inch for binding. Additions to more than one article may be continued on a single sheet so long as each article requiring each such addition is clearly indicated.
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     3. The total number of shares and the par value, if any, of each class of stock which the corporation is authorized to issue is as follows:




                                              WITHOUT PAR
                                                 VALUE                WITH PAR VALUE
                                           -----------------   -----------------------------
                                               NUMBER OF                              PAR
             CLASS OF STOCK                     SHARES         NUMBER OF SHARES      VALUE
             --------------                -----------------   -----------------   ---------
Preferred                                        None                100,000         $1.00
Common                                           None              7,500,000         $ .01**



     *4. If more than one class is authorized, a description of each of the different classes of stock with, if any, the preferences, voting powers, qualifications, special or relative rights or privileges as to each class thereof and any series now established:

               See attached pages 1-3





     *5. The restrictions, if any, imposed by the articles of organization upon the transfer of shares of stock of any class are as follows:

               None




     *6. Other lawful provisions, if any, for the conduct and regulation of the business and affairs of the corporation, for its voluntary dissolution, or for limiting, defining, or regulating the powers of the corporation, or of its directors or stockholders, or of any class of stockholders:

               See attached pages 4-7

*If there are no such provisions, state "None".

** See below for a description of the reverse stock split pursuant to which outstanding shares of the previously authorized Common Stock, $.001 par value, shall be converted to newly authorized shares of Common Stock, $.01 par value.

                          BROOKTROUT TECHNOLOGY, INC.
                       RESTATED ARTICLES OF ORGANIZATION

                                  ARTICLE IV.

                                 CAPITAL STOCK


     The total number of shares of all classes of stock which the Corporation has authority to issue is 7,500,000, consisting of 7,500,000 shares of Common Stock, $.01 par value per share (the "Common Stock") and, 100,000 shares of preferred stock, $1.00 par value per share (the "Preferred Stock").

     (a)  Common Stock

     Section 1. Voting Rights. The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the shareholders of the Corporation, subject in all cases to section (b) of this Article IV and the voting rights described therein, if any, of any holders of Preferred Stock.

     Section 2. Liquidation Rights. Subject to the prior and superior rights of any shares of Preferred Stock then outstanding, and subject to the prior payment or satisfaction of or provision for all outstanding debts and obligations of the Corporation, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of Common Stock shall be entitled to receive the remaining funds to be distributed. Such funds shall be paid to the holders of Common Stock pro rata on the basis of the number of shares of Common Stock held by each of them.

     Section 3. Dividends. Subject to the right of the Preferred Stock, dividends may be paid on the Common Stock as and when declared by the Board of Directors out of funds legally available therefor.

     Section 4. Residual Rights. All rights accruing to the outstanding shares of the Corporation not expressly provided for to the contrary herein or hereunder (or in any amendment hereto) shall be vested in the Common Stock.

     (b)  Preferred Stock

     Subject to any limitations prescribed by law or these Articles, the Board of Directors of the Corporation is expressly authorized to provide for the issuance of shares of Preferred Stock in one or more classes or one or more series of stock within any class, and by filing a certificate pursuant to applicable law of the Commonwealth of Massachusetts, to
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establish or change from time to time the number of shares to be included in each such class or series, and to fix the designation, voting powers, preferences, qualifications, privileges and rights of the shares of each such class or series and any qualifications, limitations and restrictions thereof. Any stock issued hereunder shall, in addition to its specific designation, be generally known and referred to as "Preferred Stock." The Board of Directors shall have the right to determine or fix by vote or votes providing for the issuance of the shares thereof one or more of the following with respect to each class or series of such Preferred Stock:

          (a) The distinctive class or serial designation and the number of shares constituting such class or series;

          (b) The dividend rates or the amount of dividends to be paid on the shares of such class or series, whether dividends shall be cumulative and, if so, from which date or dates, the payment date or dates for dividends, and the participating and other rights, if any, with respect to dividends;

          (c) The voting powers, full or limited, if any, of the shares of such class or series;

          (d) Whether the shares of such class or series shall be redeemable and, if so, the price or prices at which, and the terms and conditions on which, such shares may be redeemed;

          (e) The amount or amounts payable upon the shares of such class or series and any preferences applicable thereto in the event of voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

          (f) Whether the shares of such class or series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price or prices at which such shares may be redeemed or purchased through the application of such fund;

          (g) Whether the shares of such class or series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation and, if so convertible or exchangeable, the conversion price or prices, or the rate or rates of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange;

          (h) The price or other consideration for which the shares of such class or series shall be issued;

          (i) Whether the shares of such class or series which are redeemed or converted shall have the status of authorized but unissued shares of preferred stock and whether such shares may be reissued as shares of the same or any other class or series of stock; and

          (j) Such other powers, preferences, rights, qualifications, limitations and restrictions thereof as the Board of Directors of the Corporation may deem advisable

     Subject to the authority of the Board of Directors as set forth in clause
(i) above, any shares of Preferred Stock shall, upon reacquisition thereof by the Corporation, be restored to the status of authorized but unissued Preferred Stock under this section (b).

     Except as specifically provided in these Articles, no vote of the holders of Preferred Stock or Common Stock shall be a prerequisite to the designation or issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of these Articles, and subject to the authority of the Board of Directors as set forth above, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.





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                                 ARTICLE VI. A.

                     TRANSACTIONS WITH INTERESTED PERSONS

     1. Unless entered into in bad faith, no contract or transaction by this Corporation shall be void, voidable or in any way affected by reason of the fact that it is with an Interested Person.

     2. For the purposes of this Article, "Interested Person" means any person or organization in any way interested in this Corporation whether as an officer, director, stockholder, employee or otherwise, and any other entity in which any such person or organization or this Corporation is in any way interested.

     3. Unless such contract or transaction was entered into in bad faith, no Interested Person, because of such interest, shall be liable to this Corporation or to any other person or organization for any loss or expense incurred by reason of such contract or transaction or shall be accountable for any gain or profit realized from such contract or transaction.

     4. The provisions of this Article shall be operative notwithstanding the fact that the presence of an Interested Person was necessary to constitute a quorum at a meeting of directors or stockholders of this Corporation at which such contract or transaction was authorized or that the vote of an Interested Person was necessary for the authorization of such contract or transaction.

                                 ARTICLE VI. B.

                             STOCKHOLDERS' MEETINGS

     Meetings of stockholders of this Corporation may be held anywhere in the United States.

                                 ARTICLE VI. C.

                              AMENDMENT OF BY-LAWS

     The By-Laws may provide that the Board of Directors as well as the stockholders may make, amend or repeal the By-Laws of this Corporation in whole or in part, except with respect to any provision thereof which by law, by these Articles or by the By-Laws requires action by the stockholders

                                       4.

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                                 ARTICLE VI. D

                        LIMITATION OF DIRECTOR LIABILITY

     1. No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability; provided, however, that this Article shall not eliminate or limit any liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Sections 61 or 62 of Chapter 1563 of the General Laws of the Commonwealth of Massachusetts or (iv) with respect to any transaction from which the director derived an improper personal benefit.

     2. No amendment or repeal of this Article shall adversely affect the rights and protection afforded to a director of this Corporation under this Article for acts or omissions occurring prior to such amendment or repeal.

     3. If the Massachusetts Business Corporation Law is subsequently amended to further eliminate or limit the personal liability of directors or to authorize corporate action to further eliminate or limit such liability, then the liability of the directors of this Corporation shall, without further action of the Board of Directors or the stockholders of this Corporation, be eliminated or limited to the extent permitted by the Massachusetts Business Corporation Law as so amended.

                                 ARTICLE VI. E.

                         CLASSIFIED BOARD OF DIRECTORS

     1. CLASSES OF DIRECTORS. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class III, and if such fraction is two-thirds, one of the extra directors shall be a member Class III and one of the extra directors shall be a member of Class II, unless otherwise provided from time to time by resolution adopted by the Board of Directors. The Board of Directors shall designate the directors of each class upon effectiveness of this provision.

                                       5
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     2. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting following the annual meeting at which such director is elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1992; each initial director in Class II shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1993; and each initial director in Class III shall serve for a term ending on the date of the annual meeting next following the end of the Corporation's fiscal year ending December 31, 1994.

     3. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of office are to expire at the earliest date following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.

     4. Removal. Subject to the rights of the holders of any Preferred Stock then outstanding, directors or the entire Board of Directors may be removed, only by vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the shares then entitled to vote at an election of directors at a meeting of the stockholders duly called and held for the purpose, only for (i) conviction of a felony, (ii) declaration of unsound mind by order of court, (iii) gross dereliction of duty, (iv) commission of an act involving moral turpitude, or
(vi) commission of an action which constitutes intentional misconduct or a knowing violation of law if such action in either event results both in an improper substantial personal benefit and a material injury to the Corporation.

                                 ARTICLE VI. F.

                              ACTING AS A PARTNER

     This Corporation may be a partner in any business enterprise which it would have power to conduct by itself.

                                 ARTICLE VI. G

                              EXAMINATION OF BOOKS

     Except as otherwise provided by law, no stockholder shall have any right to examine any property or any books, accounts or other writings of the Corporation if there is reasonable ground for belief that such examination will for any reason be adverse to the interests of the Corporation, and a vote of the directors refusing permission to make such examination and setting forth that in the opinion of the directors such examination would be adverse to the interests of the Corporation shall be prime facie evidence that such examination would be adverse to the interests of the Corporation. Every such examination shall be subject to such reasonable requirements as the Corporation may establish in regard thereto.


YP-7572/B

                                       7
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* We further certify that the foregoing restated articles of organization effect no amendments to the articles of organization of the corporation as heretofore amended, except amendments to the following articles 3, 4, 6
-------------------------------------------------------------------------------

(*If there are no such amendments, state "None".)

                  Briefly describe amendments in space below:

The Articles of Organization were amended to provide:

1. For the authorization of 7,500,000 shares of Common Stock, $.01 par value, and 100,000 shares of Preferred Stock, $1.00 par value;

2. For a 1-for-2 reverse stock split whereby each two shares of Common Stock, $.001 par value, become one share of Common Stock, $.01 par value, with all fractional shares to be redeemed by the corporation;

3.   For the elimination of all authorized shares of Series A Preferred Stock;

4. That the rights, privileges and preferences of the Preferred Stock may be determined by the Board of Directors without further shareholder action;

5. For limitation on stockholders' rights to examine the books of the corporation;

6. For the division of the Board of Directors into three classes with each class serving for a term of three years.


     We further certify that the above-referenced shares were voted in favor of a 1-for-2 reverse stock split whereby each two shares of Common Stock, $.001 par value, become one share of Common Stock, $.01 par value, with all fractional shares to be redeemed by the corporation, immediately upon the effectiveness of these Restated Articles of Organization.


IN WITNESS WHEREOF AND UNDER THE PENALTIES OF PERJURY, we have hereto signed our names this 25th day of August in the year 1992


/s/ Eric R. Giler                       President
-------------------------------------

/s/ David W. Duehren                    Clerk
-------------------------------------



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